                                                                    Exhibit 6(b)



                          CUNA MUTUAL INSURANCE SOCIETY
                                  Waverly, Iowa


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      NAME

         SECTION 1.1. The name of this corporation shall be CUNA Mutual Insurance Society (the "Company").

                                   ARTICLE II
                                  ORGANIZATION

         SECTION 2.1. These Amended and Restated Articles of Incorporation (the "Articles") are being filed by the Company in connection with the redomestication of the Company from the State of Wisconsin to the State of Iowa in accordance with the provisions of Sections 491.33 and 508.12 of the Code of Iowa (2007). The Company is continuing its corporate existence on the mutual plan which commenced upon its incorporation under the laws of the State of Wisconsin on May 20, 1935 and is retaining all of its original rights, powers, privileges, immunities, franchises and authorities. All of the contract rights of policyowners of the Company now holding policies of insurance or contracts of annuity issued or assumed by the Company are and shall be retained. Subject to the foregoing, these Articles shall be construed as a substitute for all prior articles of incorporation and amendments thereto.

         SECTION 2.2. The Company is organized on the mutual plan and shall not have capital stock.

         SECTION 2.3. Policies of insurance or contracts of annuity issued by the Company shall not be contingent upon payment of assessments or calls made upon the policyowners of the Company and no policyowner shall be liable for any loss or other obligation of the Company.

                                   ARTICLE III
                 PLACE OF BUSINESS, REGISTERED OFFICE AND AGENT

         SECTION 3.1. The principal place of business of the Company and its registered office in the State of Iowa shall be located at 2000 Heritage Way, in the City of Waverly, Bremer County, Iowa, and its registered agent at that office is Reid A. Koenig.

                                   ARTICLE IV
                     NATURE OF BUSINESS, OBJECTS AND POWERS

         SECTION 4.1. The primary purpose of the Company shall be that of engaging in, pursuing, maintaining and transacting on the mutual plan:

         (a) a general life and health and accident insurance business and an annuity business, including all forms of life insurance, endowments, annuities, accident insurance, disability and health insurance, all relating to the life and health of persons, and,

         (b) any other type of insurance business which the Company may be authorized and duly qualified to underwrite and transact under and by virtue of the insurance laws of the State of Iowa,

and, in addition, engaging in, pursuing, maintaining and transacting any other related or unrelated business which any corporation now or hereafter authorized and empowered to do an insurance business in the State of Iowa may now or hereafter lawfully do, whether or not it be complementary, necessary or incidental to the business of writing insurance and otherwise transacting the business of an insurer.

         SECTION 4.2. The Company was originally organized for the primary purpose of providing for the insurance needs of credit unions, credit union organizations and credit union members and such purpose shall be maintained as provided in this Section. Accordingly, subject to the other provisions of this
Section 4.2, the primary business of the Company shall consist of the writing of insurance of the types set forth in Section 4.1 hereof for credit unions, credit union organizations, credit union members and corporations, associations or cooperatives with savings and loan purposes similar to credit unions or institutions organized on the cooperative basis for meeting financial needs of people. In addition, the board of directors of the Company (the "Board of Directors") may in its discretion authorize the writing of insurance of the type set forth in Section 4.1 hereof for such other entities or persons as it shall determine to be in the best interests of the Company.

         SECTION 4.3. More specifically, and without limitation as to any other right, power, privilege, franchise or authority which the Company may be permitted under the laws of the State of Iowa, the Company in its corporate or assumed name shall have and exercise all powers, rights and privileges necessary or convenient to effect any or all of the purposes for which the Company is organized, and generally such additional powers not herein specified as are now or may hereafter be conferred upon corporations organized under Chapter 491 or Chapter 490 of the Code of Iowa (2007) as amended from time to time ("Chapter 491" and "Chapter 490").

         SECTION 4.4. The Board of Directors may authorize organization of subsidiary corporations to carry on the business to be undertaken, or to engage in the business of providing types of insurance for which the Company is not authorized, or to provide incidental or related services, or for investment purposes or for any other purposes allowed by law. The Company may




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participate in any such subsidiary corporate businesses with others as the Board of Directors deems desirable in the best interests of the Company.


                                    ARTICLE V
                               PERIOD OF EXISTENCE

         SECTION 5.1.      The Company shall have perpetual existence.

                                   ARTICLE VI
                  EXEMPTION FROM CORPORATE DEBT AND LIABILITIES

         SECTION 6.1. The private property of the Members (as defined in Section
7.1 hereof), directors, officers, employees and agents of the Company shall in no case be liable for the debts and liabilities of the Company and shall be exempt therefrom.

                                   ARTICLE VII
                                     MEMBERS

         SECTION 7.1. Each person who, and each entity which, owns one or more policies of insurance or contracts of annuity issued or assumed by the Company shall be a member of the Company (a "Member") from the date the earliest of such policies or contracts was first in force as provided by and in accordance with the bylaws of the Company (the "Bylaws"), but only for so long as at least one of such policies or contracts remains in full force and effect and has not matured by death of the insured or annuitant or attainment of maturity date or been surrendered, lapsed or otherwise expired or terminated. In the event of multiple ownership of any policy of insurance or contract of annuity, the persons or entities owning such policy or contract shall be deemed collectively to be the Member and the Bylaws shall establish procedures for the exercise of the voting right of such Member.

         SECTION 7.2. Each person who, and each entity which, owns one or more policies of insurance or contracts of annuity issued or assumed by a mutual insurance company by virtue of which membership in such mutual insurance company is derived and which mutual insurance company merges with and into the Company, with the Company being the surviving entity of such merger, shall automatically be a Member of the Company as provided in the plan of merger for such merger and as provided by and in accordance with the Bylaws and applicable law, but only for so long as at least one of such policies or contracts remains in full force and effect and has not matured by death of the insured or annuitant or attainment of maturity date or been surrendered, lapsed or otherwise expired or terminated.

         SECTION 7.3. There shall be one class of Members of the Company. The membership interest of a Member of the Company shall consist of the right to vote as provided in these


Articles - CUNA Mutual Insurance Society                                  Page 3
May 3, 2007

Articles and the Bylaws for the election of directors and the right to vote as provided by these Articles and the Bylaws at an annual or special meeting of the Members on any proposition submitted to a vote of the Members and such other rights as provided by law. The voting rights of the Members shall be equal. A Member shall have only one vote regardless of the number, amount or value of the policies of insurance or contracts of annuity owned by that Member or the number of lives insured or the amount of premiums paid thereunder. Rights of Members, other than the right to vote, shall be ratable as provided by law, the Bylaws or as determined by the Board of Directors.


                                  ARTICLE VIII
                               MEETINGS OF MEMBERS

         SECTION 8.1. Each Member of record as of a record date established by the Board of Directors for any meeting of Members shall be entitled to vote in person or by proxy at such meeting in accordance with procedures prescribed in the Bylaws.

         SECTION 8.2. The annual meeting of the Members shall be held at such time, date and place as determined by the Board of Directors, for the election of directors and for the transaction of any other business properly coming before such annual meeting.

         SECTION 8.3. Annual and special meetings of the Members shall be called or held as provided in the Bylaws and the Bylaws shall include procedures whereby one percent (1%) of the Members may propose business to be considered at an annual meeting of the Members, nominate candidates for election to the Board of Directors and call special meetings of the Members. The Company may make reasonable expenditures in support of a position or issue at any meeting and may utilize the services of its employees and make reasonable expenditures to encourage Members to complete and return proxies.

         SECTION 8.4. The affirmative vote of at least two thirds (2/3) of Members voting thereon shall be required to authorize, adopt or approve: (i) the demutualization of the Company or other conversion of the Company into a stock company; (ii) any merger, consolidation or similar transaction involving the Company; (iii) an amendment to these Articles; or (iv) the dissolution or liquidation of the Company. Notwithstanding the foregoing, no additional vote of the Members shall be required under these Articles to authorize, adopt and approve the merger of CUNA Mutual Life Insurance Company with and into the Company with the Company being the surviving entity of such merger (the "Affiliate Merger"), provided that the Affiliate Merger was approved by the policyowners of the Company prior to the effective date of the redomestication of the Company from the State of Wisconsin to the State of Iowa in accordance with the articles of incorporation of the Company and the laws of the State of Wisconsin as in effect on the date of the meeting of policyowners held to consider and vote on the Affiliate Merger.



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
                                   ARTICLE IX
                         BOARD OF DIRECTORS AND OFFICERS

         SECTION 9.1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by or under the direction of, the Board of Directors.

         SECTION 9.2. The Board of Directors shall consist of not less than nine
(9) nor more than fifteen (15) persons as determined from time to time by the Board of Directors, and shall be divided into three classes, as nearly equal numerically as possible, so that the terms of one class expire each year at the annual meeting of the Members. Each director shall serve a term of approximately three (3) years except as otherwise provided in the Bylaws, or except where it is necessary to fix a shorter term in order to establish or preserve the classification. Directors must be Members of the Company, but need not be residents of the State of Iowa. The Board of Directors shall have the power to fill any vacancy in its number for the unexpired portion of the term to which such vacancy relates.

         SECTION 9.3. The following persons, who constitute the present Board of Directors, shall serve as directors, as divided among the classes noted below, for a term expiring at the annual meeting of the Members in the year designated below for each class:


                  Name and Class                        Term Ending
                  Class I                               2008

                  Eldon R. Arnold
                  Loretta M. Burd
                  Jeffrey H. Post
                  James W. Zilinski


                  Class II                              2009

                  James L. Bryan
                  Joseph J. Gasper
                  Victoria W. Miller
                  Neil A. Springer


                  Class III                             2010

                  William B. Eckhardt
                  Bert J. Hash, Jr.
                  C. Alan Peppers
                  Farouk D. G. Wang
                  Larry T. Wilson




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         The business address for each of the foregoing directors is 2000
Heritage Way, Waverly, Iowa 50677-9208.

         SECTION 9.4. The Board of Directors shall have the power to adopt Bylaws and such other rules and regulations for the transaction of business of the Company as are not inconsistent with these Articles, or the laws of the State of Iowa, and to amend or repeal the Bylaws and such other rules and regulations. The Bylaws shall provide for the election of directors and the appointment or election of officers of the Company and establish procedures to accomplish the same. The Bylaws may also establish rules and regulations for the administration and regulation of the Company's business and affairs, including the removal of directors for cause, the holding of meetings of the Board of Directors by telephone conference, the taking of action by the Board of Directors by written consent, and the establishment of committees of the Board of Directors and the delegation of authority thereto consistent with the provisions of Chapter 490. In the absence of governing provisions set forth in Chapter 491, these Articles, or the Bylaws, the administration and regulation of the Company's business and affairs will be governed by the relevant provisions of Chapter 490.

         SECTION 9.5. A director, in determining what is in the best interests of the Company and its Members when considering a proposal of acquisition, merger, consolidation or similar transaction, a demutualization or other conversion of the Company into a stock company, the redomestication of the Company to another state or the dissolution or liquidation of the Company, may consider any or all of the following constituency interest factors, in addition to consideration of the effects of any action on Members: (i) the effects of action on the Company's employees, suppliers, creditors and customers; (ii) the effects of the action on the communities in which the Company operates; and
(iii) the long-term as well as short-term interests of the Company and its Members, including the possibility that these interests may be best served by the continued existence of the Company in its present form or the continued independence of the Company. If, on the basis of these constituency interest factors, the Board of Directors determines that a proposal to acquire, merge, consolidate, demutualize, convert, redomesticate, dissolve or liquidate the Company is not in the best interests of the Company and its Members, it may reject the proposal. If the Board of Directors determines to reject any such proposal, the Board of Directors has no obligation to facilitate, to remove any barriers to, or to refrain from impeding, such a proposal. Consideration of any or all of the constituency interest factors is not a violation of the business judgment rule or of any duty of the director to the Company or the Members, even if the director reasonably determines that a constituency interest factor or factors outweigh the financial or other benefits to the Company or the Members.


                                    ARTICLE X
                        LIMITATIONS ON DIRECTOR LIABILITY

         SECTION 10.1. Any former, current or future director of the Company (including any predecessor of the Company by way of merger) shall not be liable to the Company or its



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
Members for money damages for any past, present or future action taken, or any past, present or future failure to take any action, as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Company or the Members; (iii) any distribution assented to by a director in violation of applicable law; or (iv) an intentional violation of criminal law. If Chapter 490 is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of any former, current or future director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the Members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of any former, current or future director of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.


                                   ARTICLE XI
               MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 11.1. All capitalized terms used in this Article XI and not otherwise hereinafter defined in this Section 11.1 shall have the meaning set forth in Section 490.850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article XI shall be defined as follows:

         (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

         (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification in accordance with the Bylaws.

         (c) "Board" shall mean the entire then elected and serving board of directors of the Company, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

         (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Company and his or her breach of or failure to perform those duties is determined, in accordance with the Bylaws, to constitute any of the following: (i) a transaction from which the Director or Officer received a financial benefit to which the Director or Officer is not entitled; (ii) an intentional infliction of harm on the Company or the Members;
(iii) a distribution assented to by a director in violation of applicable law; or (iv) an intentional violation of criminal law.

         (e) "Company," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this



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Company, including, without limitation, any successor corporation or entity to this Company by way of merger, consolidation or acquisition of all or substantially all of the assets of this Company.

         (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that for purposes of this Article XI, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Company.

         (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

         (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article XI, the term "Party" shall also include any Director or Officer or employee of the Company who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

         (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article XI, the term "Proceeding" shall also include all Proceedings (i) brought before an Authority or otherwise to enforce rights hereunder; (ii) any appeal from a Proceeding; and (iii) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iii) must be authorized by a majority vote of a Disinterested Quorum.

         (j) "Statute" shall mean Sections 490.850 through 490.858, inclusive, of the Iowa Business Corporation Act, Chapter 490 of the Code of Iowa (2007), as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Company to provide broader indemnification rights than the Statute permitted or required the Company to provide prior to such amendment.

         SECTION 11.2. To the fullest extent permitted or required by the Statute, the Company shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.


                                   ARTICLE XII
                                   DISSOLUTION

         SECTION 12.1. The Company may voluntarily dissolve upon the adoption of a plan of dissolution by a majority of the entire Board of Directors and upon the approval of the plan of dissolution at a meeting of the Members by the affirmative vote of at least two-thirds (2/3) of the votes cast by the Members voting at the meeting. The Company shall not voluntarily dissolve or liquidate without the approval of the Iowa Commissioner of Insurance. In the event of such dissolution, any assets of the Company remaining after payment of all liabilities of the Company



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shall be distributed to the Members at the time of such dissolution as determined by the Board of Directors and approved by the Iowa Commissioner of Insurance.


                                  ARTICLE XIII
                              AMENDMENT OF ARTICLES

         SECTION 13.1. These Articles may be amended at any annual meeting of the Members, or at any special meeting of the Members called for that purpose, by the affirmative vote of at least two-thirds (2/3) of the votes cast by the Members voting at the meeting. The proposed amendment must be offered in writing, and either signed by not less than one percent (1%) of the Members, or offered by the Board of Directors.





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Dated this 26th day of April, 2007.

                                            CUNA MUTUAL INSURANCE SOCIETY

SEAL
                                            By: /s/ Jeffrey H. Post
                                                --------------------------------
                                            Name:  Jeffrey H. Post
                                            Title: President and Chief Executive
                                                   Officer


                                            By: /s/ Faye A. Patzner
                                                --------------------------------
                                            Name:  Faye A. Patzner
                                            Title: Secretary




STATE OF WISCONSIN         )
                           ) SS
COUNTY OF DANE             )

         On this 26th day of April, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Jeffrey H. Post and Faye A. Patzner, being by me duly sworn did say that they are the President and Chief Executive Officer and the Secretary, respectively, of CUNA Mutual Insurance Society, executing the within and foregoing instrument; that the seal affixed thereto is the seal of said corporation; that said instrument was signed (and sealed) on behalf of said corporation by authority of its Board of Directors; and the said President and Chief Executive Officer and Secretary, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntary executed.


                                            /s/ Julia A. Anderson
                                            ------------------------------------
                                            Notary Public in and for said State

                                            Expires: 3/16/08


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


                             CERTIFICATE OF APPROVAL

Pursuant to the relevant provisions of the Iowa Code, the undersigned approve the "Amended and Restated Articles of Incorporation" of CUNA MUTUAL INSURANCE SOCIETY (adopted effective April 26, 2007).


SUSAN E. VOSS                               THOMAS J. MILLER
Iowa Insurance Commissioner                 Iowa Attorney General

/s/ James N. Armstrong                      /s/ Jeanie Kunkel Vaudt
-------------------------------------       ------------------------------------
By: JAMES N. ARMSTRONG                      By: JEANIE KUNKEL VAUDT
    Deputy Insurance Commissioner               Assistant Attorney General


Date:  5/3/07                               Date:  5/3/07
     ----------                                  ----------



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